                                                                      EXHIBIT 11

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE



                                                       Three Months Ended
                                                           April 30,
                                                 ------------------------------
                                                    2001                2000
                                                 ----------          ----------
BASIC:
Net income from continuing operations            $1,007,000          $  865,000
Weighted average shares outstanding               7,064,000           6,528,000
                                                 ----------          ----------
Basic income per share from continuing
    operations                                   $     0.14          $     0.13
                                                 ==========          ==========

Net income from discontinued operations          $       --          $  198,000
Weighted average shares outstanding               7,064,000           6,528,000
                                                 ----------          ----------
Basic income per share from
    discontinued operations                      $       --          $     0.03
                                                 ==========          ==========

Net income                                       $1,007,000          $1,063,000
Weighted average shares outstanding               7,064,000           6,528,000
                                                 ----------          ----------
Basic income per share                           $     0.14          $     0.16
                                                 ==========          ==========

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                        Three Months Ended
                                                             April 30,
                                                 ---------------------------------
                                                     2001                  2000
                                                 -----------           -----------
DILUTED:
Net income from continuing operations            $ 1,007,000           $   865,000
Effect of subsidiary options                         (53,000)              (50,000)
                                                 -----------           -----------
Net income used in calculation of
    diluted income per share from
    continuing operations                        $   954,000           $   815,000
                                                 ===========           ===========

Weighted average shares outstanding                7,064,000             6,528,000
Effect of dilutive securities-- stock
    options                                          100,000               374,000
                                                 -----------           -----------
Weighted average shares used in
    calculation of diluted income per
    share from continuing operations               7,164,000             6,902,000
                                                 ===========           ===========
Diluted income per share from
    continuing operations                        $      0.13           $      0.12
                                                 ===========           ===========

Net income from discontinued operations          $        --           $   198,000
Effect of subsidiary options                              --                    --
                                                 -----------           -----------
Net income used in calculation of
    diluted income per share from
    discontinued operations                      $        --           $   198,000
                                                 ===========           ===========

Weighted average shares outstanding                7,064,000             6,528,000
Effect of dilutive securities-- stock
    options                                          100,000               374,000
                                                 -----------           -----------
Weighted average shares used in
    calculation of diluted income per
    share from discontinued operations             7,164,000             6,902,000
                                                 ===========           ===========
Diluted income per share from
    discontinued operations                      $        --           $      0.03
                                                 ===========           ===========

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                      Three Months Ended
                                                           April 30,
                                               ---------------------------------
                                                   2001                  2000
                                               -----------           -----------
Net income                                     $ 1,007,000           $ 1,063,000
Effect of subsidiary options                       (53,000)              (50,000)
                                               -----------           -----------
Net income used in calculation of
    diluted income per share                   $   954,000           $ 1,013,000
                                               ===========           ===========

Weighted average shares outstanding              7,064,000             6,528,000
Effect of dilutive securities--stock
    options                                        100,000               374,000
                                               -----------           -----------
Weighted average shares used in
    calculation of diluted income per
    share                                        7,164,000             6,902,000
                                               ===========           ===========
Diluted income per share                       $      0.13           $      0.15
                                               ===========           ===========